UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

      . Preliminary Information Statement

  X . Definitive Information Statement

      . Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

NEXGEN APPLIED SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

_______________________________________

Name of Person(s) Filing Information Statement, if other than Registrant:

Payment of Filing Fee (Check the appropriate box):

  X . No fee required

      . Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

      . Fee previously paid with preliminary materials.

      . Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

NEXGEN APPLIED SOLUTIONS INC.

311 Division Street

Carson City, NV 89703

(888) 648-0488

Copies of correspondence to:

Frederick C. Bauman, Esq.

Bauman & Associates Law Firm

6440 Sky Pointe Dr., Ste 140-149

Las Vegas, NV 89131

(702) 533-8372

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

Date of Mailing: September 7, 2016

TO THE STOCKHOLDERS OF NEXGEN APPLIED SOLUTIONS INC.:

The attached Information Statement is furnished by the Board of Directors (the "Board") of Nexgen Applied Solutions Inc. (the "Company," "we" or "us"). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

On July 1, 2016, a stockholder holding 50,000,000 shares, or approximately 95.0%, of our issued and outstanding $0.001 par value common stock ("Common Stock") consented in writing to amend the Company's Articles of Incorporation (the "Certificate of Amendment"). This consent was sufficient to approve the Certificate of Amendment under Nevada law and our Articles of Incorporation. The attached Information Statement describes the Certificate of Amendment that the common stockholders of the Company have approved, which will authorize the Company to issue up to one hundred million (100,000,000) shares of preferred stock.  The Certificate of Amendment will become effective upon filing with the Nevada Secretary of State, which can occur no earlier than twenty (20) calendar days after the filing and dissemination of the Definitive Information Statement.

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

There are no stockholder dissenters' or appraisal rights in connection with any of the matters discussed in this Information Statement.

Please read this Notice and Information Statement carefully and in its entirety.  It describes the terms of the actions taken by the stockholders.

Although you will not have an opportunity to vote on the approval of the Certificate of Amendment, this Information Statement contains important information about the Certificate of Amendment.

By Order of the Board of Directors

/s/ Robert Coleridge
Robert Coleridge, President, CEO and Director

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS IN CONNECTION WITH THIS NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT:

____________________________________________________________________________________________________________

NEXGEN APPLIED SOLUTIONS INC.

311 Division Street

 Carson City, NV 89703

(888) 648-0488

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Nexgen Applied Solutions Inc., a Nevada corporation (the "Company," "we" or "us"), to advise them of the corporate actions that have been authorized by written consent of one of the Company's stockholders, which owns approximately 95.0% of the Company's common stock as of the record date of September 2, 2016 (the "Record Date"). These actions are being taken without notice, meetings or votes in accordance with the Nevada Revised Statutes (N.R.S.) Section78.320 and the Company’s Articles of Incorporation. This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on September 7, 2016.

On July 1, 2016, the Board of Directors approved, and recommended to the stockholders for approval, an amendment to the Company's Articles of Incorporation (the "Certificate of Amendment") that will authorize the Company to issue up to one hundred million (100,000,000) shares of preferred stock ($0.001 par value). The full text of the Certificate of Amendment is attached to this Information Statement as Appendix A.

On July 1, 2016, a stockholder holding 50,000,000 shares, or approximately 95.0%, of our issued and outstanding Common Stock (and thus a majority of our voting power) consented in writing to the Certificate of Amendment. This consent was sufficient to approve the Certificate of Amendment under Nevada law.

Prior Amendment to Articles of Incorporation

A prior amendment to the Company’s Articles of Incorporation, effective January 27, 2011, increased the Company’s authorized shares of common stock to 400,000,000 shares from 75,000,000 shares.  The Company did not comply with SEC Rule 14c-2 in connection with the shareholder approval of this previous amendment.

NO VOTE REQUIRED

We are not soliciting consents to approve the Certificate of Amendment. Nevada law and our Articles of Incorporation permit the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

NO APPRAISAL RIGHTS

Under Nevada corporate law, stockholders have no appraisal or dissenters' rights in connection with the Certificate of Amendment.

INTERESTS OF CERTAIN PARTIES IN THE MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company has any substantial interest resulting from the Certificate of Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our President at (888) 648-0488, and requests in writing should be sent to Nexgen Applied Solutions Inc., Attention President, 311 Division Street, Carson City, NV 89703. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE CORPORATE NAME TO “BINGO NATION INC”

On April 18, 2016, we entered into an agreement in principle (the “Agreement”) with Bingo Nation Technologies Inc. (“Bingo Nation”) for a business development contract and exclusive software technology license to a bingo-themed Class II game recognized by the Indian Gaming Regulatory Act and related television broadcast rights.  In anticipation of our finalization of the contract and license with Bingo Nation, our Board of Directors has decided that it is appropriate to change our corporation name to indicate our new business focus.  Thus, the Board of Directors and a majority of stockholders approved our name change to “Bingo Nation Inc.”

AMENDMENT TO THE ARTICLES OF INCORPORATION CREATING “BLANK CHECK” PREFERRED STOCK.

General

Our Articles of Incorporation currently do not authorize the issuance of preferred stock.

On July 1, 2016 the Board of Directors, and on July 1, 2016 the consenting stockholder, approved the filing of an amendment to our Articles of Incorporation to authorize the creation of one hundred million (100,000,000) shares, designated as our Preferred Stock (the “Amendment”).  The Preferred Stock may be issued from time to time in one or more series by our Board of Directors.  Our Board of Directors will be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

Reasons for the Creation of “Blank Check” Preferred Stock

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors.  Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company’s common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Amendment will create one hundred million (100,000,000) authorized shares of “blank check” Preferred Stock for us to issue.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our Stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The authorization of such “blank check” Preferred Stock permits our Board of Directors to authorize and issue Preferred Stock from time to time in one or more series without seeking further action or vote of our Stockholders.

Principal Effects of the Creation of “Blank Check” Preferred Stock

Subject to the provisions of the Amendment and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by our  stockholders.  Our Board of Directors would be required to make any determination to issue shares of Preferred Stock based on its judgment as to what is in our best interests and the best interests of our stockholders.  The Amendment will give our Board of Directors flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as our Board of Directors deems to be in our best interests and the best interests of our stockholders.

The authorization of the “blank check” Preferred Stock will provide us with increased financial flexibility in meeting future capital requirements.  It will allow Preferred Stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include, without limitation, exchanging Preferred Stock for Common Stock, the issuance for cash as a means of obtaining capital for our use, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

The issuance by us of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Preferred Stock could also have voting rights superior to our Common Stock, and therefore would have a dilutive effect on the voting power of our existing Stockholders.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of our Board of Directors to issue such shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of Preferred Stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

There are currently no plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

Anti-Takeover Effects

The Amendment will provide us with shares of Preferred Stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.  The creation of the Preferred Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company.   The purpose of the creation of the Preferred Stock is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets.  However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Preferred Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the creation of the “blank check” Preferred Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional authorized shares of Common Stock or Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the creation of the “blank check” Preferred Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages.  To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company.  We anticipate the effective date to be on or about September 30, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

(a)  Security Ownership of Certain Beneficial Owners

The following table shows the beneficial ownership of our common stock as of June 30, 2016 by each person whom we know beneficially owns more than 5% of the outstanding shares.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. This rule deems a person to be a beneficial owner if that person has the right to acquire beneficial ownership within 60 days through, among other means, conversion of a security.  At June 30, 2016, we know of no shareholders, other than management and Bingo Nation Technologies Inc., who have been issued more than 5% of our outstanding shares. However, at June 30, 2016, we owed Ramsay Capital Corp. (“Ramsay”) $469,370 which, at the option of the Ramsay, can be converted into common shares of the Company at a rate of $0.001 per share. This means that Ramsay could at any time convert this debt into 469,370,000 common shares of the company as reflected in the following table:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percentage of Class[2]
Common Shares	Ramsay Capital Corp.[3] 21 Regent Street Belize City, BELIZE	469,370,000	89.9%

Common Shares	Bingo Nation Technologies Inc.[4] 689 Kentons Run Avenue Henderson, NV	50,000,000	9.6%

Note 1: Although deemed to have beneficial ownership for reporting purposes, Ramsay only has the right to acquire these shares upon conversion of the debt.  Until such time as Ramsay converts this debt into shares and the shares are issued, Ramsay has no voting control over the securities.

Note 2: Rule 13d-3 deems any securities subject to conversion privileges to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Therefore, the percentage of class outstanding is based on the shares subject to conversion plus the 52,633,027 shares of common stock outstanding as of June 30, 2016.

Note 3: As the authorized signatory of Ramsay Capital Corp., Jose Pineda has voting and investment control over Ramsay.  Mr. Pineda may be reached c/o Ramsay at the above listed address.

Note 4: As the directors and shareholders of Bingo Nation Technologies Inc., Mr. Greg Dureault and Mr. Kevin Kortje have voting and investment control over the listed securities.  Mr. Dureault and Mr. Kortje may be reached c/o Bingo Nation Technologies Inc. at the above noted address.

(b)  Security Ownership of Management

The following table shows securities beneficially owned by our executive offers, directors, or any person who held either office in the last complete fiscal year as well as all such listed officers and directors as a group:

Title of Class	Name Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class[1]
Common Shares	Coleridge Enterprises LLC[3] 1685 H Street, Blaine, WA 98230	187,778	0.04%

Common Shares	All Officers and Directors as a group	187,778	0.04%

Note 1: Rule 13d-3 deems any securities subject to conversion privileges to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Therefore, the percentage of class beneficially owned is based on 52,633,027 shares of common stock outstanding as of June 30, 2016 plus 469,370,000 shares which Ramsay Capital Corp. could acquire within 60 days by means of debt conversion, for a total of 522,003,027 shares.

Note 2: As the Managing Member of the Coleridge Enterprises LLC, Robert Coleridge, our president and director, has sole voting and investment power of the listed securities.

(c)  Changes in Control

We know of no arrangements which may at a subsequent date result in a change in control of the Company.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain "forward-looking statements." All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as "expects," "anticipates," "plans," "believes," "projects," and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

*  Annual Report on Form 10-K for the fiscal year ended March 31, 2016 as amended; and

*  Quarterly Reports on Form 10-Q for the periods ended June 30, 2015, September 30, 2015 and December 31, 2015.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC's EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors
/s/ Robert Coleridge
Robert Coleridge, Director
Carson City, Nevada
September 7, 2016

Certificate of Amendment

To the

Articles of Incorporation

Pursuant to the provisions of the Sections 78.385 and 78.390 of the Nevada Revised Statutes (NRS), the undersigned corporation adopts the following Certificate of Amendment to its Articles of Incorporation:

1.

Name of corporation: NEXGEN APPLIED SOLUTIONS INC.

2.

The articles have been amended as follows:

Article 1 is amended to change our corporate name to “Bingo Nation Inc.”

Article 3 (Authorized Stock) is deleted in its entirety and replaced with the following:

“3. The Capital Stock shall consist of 400,000,000 shares of common stock, $0.001 par value, all of which stock shall be entitled to voting power, and 100,000,000 shares of preferred stock, $0.001 par value.  To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock of the Corporation.  The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.”

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 95%.

4.

Effective date and time of filing: (optional) Date: _______________ Time: _________________

5.

Signature: (required)

     /s/ Robert Coleridge

Signature of Officer: Robert Coleridge, President